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                                      Exhibit 21
                                TODAY'S BANCORP, INC.
                            and Consolidated Subsidiaries



                            Subsidiaries of the Registrant
                               as of December 31, 1995


Name of Corporation                          State of Incorporation
---------------------------------------------------------------
TODAY'S BANK - East                              Illinois

TODAY'S BANK - West                              Illinois

TODAY'S Mortgage Source                          Illinois

TODAY'S Financial Services                       Illinois

TODAY'S Trust Company                            Illinois

TODAY'S Insurance Source Agency, Ltd.            Illinois